Exhibit 99.1

FOR IMMEDIATE RELEASE

EDITORIAL CONTACTS:
Financial Media
Melanie Canto
Captaris, Inc.
(425) 638-4128
MelanieCanto@captaris.com

Business Media
Stacey Branom
Captaris, Inc.
(425) 638-4041
StaceyBranom@Captaris.com

Captaris To Acquire IMR to Deliver Archiving and

Records Management Solutions

New offering creates complete solutions for Business Information Delivery

Bellevue, Wash. and Englewood, Co.—October 4, 2004—Captaris, Inc. (NASDAQ: CAPA), a leading provider of Business Information Delivery solutions, today announced it has signed a definitive agreement to acquire Information Management Research (IMR) Inc., a major software vendor in the archiving and records management market. IMR’s Alchemy product line helps organizations capture, archive and retrieve business information. The combination of IMR and Captaris will enable the company to provide complete solutions for Business Information Delivery.

Captaris will purchase IMR for $26.5 million in cash consideration, subject to a net working capital adjustment at closing. The transaction is expected to close in October, subject to customary closing conditions.

“Many of our customers require integrations with document archiving or records management products when implementing Business Information Delivery solutions. Captaris can now offer an even more compelling and expanded value proposition to our customers,” states David Anastasi, President and Chief Executive Officer of Captaris, Inc. “This is a continuation of our acquisition strategy to add complementary technologies to our product portfolio and large customer installed base.”

Steven Grandchamp, President and CEO of IMR, adds, “After our OEM agreement with Captaris earlier this year, we quickly realized how well our products work together in solving customer problems around information lifecycle management – from capturing, processing and archiving, to delivering information in multiple ways. Joining forces with Captaris will allow us to provide better scale and resources to our customers and business.”

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IMR is one of the industry-leading Integrated Document Archive and Retrieval Systems (IDARS) vendors. The company’s Microsoft-based solutions complement other Captaris solutions including the RightFax enterprise fax and e-document delivery, Teamplate business process workflow and Interchange information automation products. With a combined base of almost 100,000 system shipments worldwide, Captaris and IMR’s offerings can now be jointly deployed and integrated reaching even more impressive returns on investments for its customers within their existing IT infrastructure and platforms.

Toby Bell, Research Director of Gartner states, “Our clients want to connect people, processes, applications and content to save money and create customer value. This connection is consistent with a trend we’ve been seeing – we call it ‘content process fusion’. Decision-makers in enterprises should look for key pairing of prominent vendors in enterprise content management, business process automation and business information delivery.”

“The majority of unstructured information in an organization is ‘fixed’ content - that is, content in its final form,” explains Richard Medina, principal analyst at technology consulting and research firm Doculabs. “Organizations are under tremendous pressure to manage this content effectively, not only to improve operational efficiency and productivity while reducing costs, but also for compliance and risk reduction purposes. With the acquisition of the Alchemy fixed content management suite, Captaris now has all the pieces in place to solve this problem for their customers.”

Web Cast Information

Captaris will host a conference call to discuss today’s announced acquisition of IMR, including the anticipated financial impact of the acquisition at 6:00 a.m. PT. The live Web cast of the conference call can be accessed from the Investor Relations section of the Captaris Web site at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CAPA&script=2100. The dial-in number is (800) 219-6110 and no access code is required. The company will also provide a replay of the conference call at (800) 405-2236, confirmation number 11010794# beginning today at 8:00 a.m. PT until October 11 at 11:59 pm PT.

Needham & Company, Inc. served as financial advisor to Captaris in connection with this transaction.

About Captaris, Inc.

Captaris is a leading provider of Business Information Delivery Solutions that integrate, process and automate the flow of data and documents. Captaris produces a suite of proven products and services, in partnership with leading enterprise technology companies, delivered through a global distribution network. Captaris has installed over 80,000 systems in 44 countries, with 93 of the Fortune 100 companies and many of the Global-2000 companies using Captaris’ award-winning software products and services to reduce costs and increase the performance of critical business information investments.

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Captaris is headquartered in Bellevue, WA, and has main offices in Tucson, AZ, Portland, OR, Calgary, Canada and European headquarters in Nieuwegein, Netherlands. In addition, Captaris has sales and support offices in Switzerland, the United Kingdom, Germany, Hong Kong, Australia, and Dubai. The company was founded in 1982 and is publicly traded on the NASDAQ National Market under the symbol CAPA. For more information please visit www.captaris.com.

About Information Management Research (IMR), Inc.

IMR Inc. provides software technology for the sophisticated management needs of fixed content, the most common type of enterprise content. The company’s Alchemy product suite handles multiple types of fixed content such as images, email, PDFs and COLD/ERM, and manages the content through information lifecycle management (ILM) stages – including capture, workflow, document management, archive, records management, retrieval, and distribution. Ideal for mid-market companies, the solution provides a far lower cost of ownership than enterprise content management solutions. Over 10,000 organizations in 40 countries use Alchemy. KM World recently named IMR to its “100 Companies That Matter in Knowledge Management” list. IMR is headquartered in Englewood, CO, and has offices in the United Kingdom and New Zealand. Visit www.imrgold.com for more information.

Captaris products Interchange, RightFax and Teamplate are trademarks of Captaris. All other company, brand and product names are the property and/or trademarks of their respective companies.

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Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward- looking statements. Factors that could affect Captaris’ actual results include, among others, the impact, if any, of stock-based compensation charges or benefit associated with variable accounting treatment on certain stock options, the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10- Q and annual report on 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.